Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-214343 and 333-205211 on Form S-8 and Registration Statement No. 333-215055 on Form S-3 of our report dated February 23, 2017, relating to the financial statements of Lantheus Holdings, Inc. appearing in this Annual Report on Form 10-K of Lantheus Holdings, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

February 23, 2017